UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10025 Investment Drive, Suite 250, Knoxville, TN 37932
(Address of Principal Executive Offices) (Zip Code)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Pursuant to the Definitive Financing Commitment Term Sheet entered into between Provectus Biopharmaceuticals, Inc. (the “Company”) and a group of the Company’s stockholders (the “PRH Group”), which was amended and restated effective as of March 19, 2017 (the “Term Sheet”) and previously disclosed by the Company in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 23, 2017, the PRH Group concluded its best efforts activity to arrange for a financing of $20,000,000 (the “Financing”), which amounts were provided in a number of tranches, between the first tranche on April 4, 2017 and the final tranche on December 20, 2019 (the “Final Tranche”). As described in the Term Sheet, the Financing was in the form of a secured convertible loan (the “Loan”) from various investors (collectively, the “Investors”) that is evidenced by convertible promissory notes (individually, a “PRH Note” and collectively, the “PRH Notes”) and secured by a first priority security interest on the Company’s intellectual property (the “IP”).

Pursuant to the Term Sheet, the PRH Notes will convert into shares of Series D Preferred Stock of the Company on or before June 20, 2021, which is the 18-month anniversary of the funding of the Final Tranche of the Financing, subject to certain exceptions. As of the date hereof, the Series D Preferred Stock had not yet been designated by the Company’s board of directors. Upon conversion of the Loan, the Investors will release their first lien on the IP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2019

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Heather Raines
Heather Raines
Chief Financial Officer (Principal Financial Officer)